BY-LAWS
				  OF
		WOLF CREEK NUCLEAR OPERATING CORPORATION
		(as amended effective December 1, 1993)

				ARTICLE I

				OFFICES


	Section 1.	The registered office in the State of Delaware shall
be at 229 South State Street, in the City of Dover, County of Kent,
Delaware.

	Section 2.	The Corporation also may have offices at such other
places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


				ARTICLE II

				SHAREHOLDERS


	Section 1.	All meetings of shareholders shall be held at such
place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meetings.

	Section 2.	Commencing in the year 1987 and in each year
thereafter, annual meetings of shareholders shall be held in December of each year on the same date of and immediately preceding the regular meeting of the Board of Directors held in that month. Annual meetings of shareholders shall be held for the purpose of electing directors of the Corporation and transacting such other business as may properly be brought before the meeting.

	Section 3.	Special meetings of the shareholders, for any purpose
or purposes, may be called by the owners of a majority of those shares entitled to vote thereat, on ten (10) days written notice to each shareholder which notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called.

	Section 4.	Notice of the time and place of every meeting of
shareholders shall be delivered personally or mailed not less than ten
(10) days or more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting.

	Section 5.	Subject to the provisions in the Certificate of
Incorporation, each holder of Common Stock in this Corporation shall be entitled at each shareholders' meeting to one (1) vote for each share of Common Stock held by such shareholder.

	Section 6.	A shareholder entitled to vote may vote in person or
by proxy. A proxy shall not be valid after three (3) years from its date, unless the proxy provides for a longer period.

	Section 7.	The presence, in person or by proxy, of the holders of
a majority of the shares of all classes of Common Stock shall constitute a quorum for the transaction of business at meetings of shareholders except as otherwise provided by the General Corporation Law of Delaware, by the Certificate of Incorporation or by these By-Laws. With respect to any issue which is to be acted upon by the holders of a class of stock voting as a separate class, the presence, in person or by proxy, of the holders of a majority of the shares of a given class shall constitute a quorum of the class and the shareholders of the class shall be authorized to act on any such issue at any meeting of shareholders.
A duly organized meeting of shareholders present can continue to do business until adjournment even though enough shareholders withdraw to leave less than a quorum.

	The holders of a majority of the shares of Common Stock represented in person or by proxy at any meeting of the shareholders shall have the right successively to adjourn the meeting without notice, other than announcement at the meeting, to a specified date not longer than thirty (30) days after any such adjournment, whether or not a quorum be present.

	Section 8.	All elections and all other questions shall be
approved by a majority vote of all holders of the shares of all classes of Common Stock voting together as a single class, unless the question is one on which by express provisions of the General Corporation Law of Delaware, these By-Laws or the Certificate of Incorporation a different vote is required.

	Section 9.	Unless otherwise provided by law or by the Certificate
of Incorporation or by these By-Laws, any action required to be taken by shareholders may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by the holders of outstanding stock, entitled to vote with respect to the subject matter thereof, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than the unanimous written consent shall be given to those shareholders who have not consented in writing.



				ARTICLE III

				BOARD OF DIRECTORS


	Section 1.	The Board of Directors of the Corporation shall
consist of that number of directors as is provided in the Certificate of Incorporation. Directors shall be elected in the manner and for the terms set forth in the Certificate of Incorporation, and they shall have the number of votes as set forth in the Certificate of Incorporation.

	Section 2.	In the event a vacancy occurs on the Board of
Directors, that vacancy shall be filled in the manner provided in the Certificate of Incorporation.

	Section 3.	Regular meetings of the Board of Directors may be held
without special notice at such time and at such place as shall from time to time be determined by the Board of Directors.

	Section 4.	Special meetings of the Board of Directors may be
called by the Chairman of the Board, Vice Chairman of the Board, the Chief Executive Officer on five (5) days' notice to each director by written notice or by means of telephone or similar communications equipment.

	Section 5.	At all meetings of the Board of Directors, a majority
of the full number of directors prescribed by the Certificate of Incorporation shall be required to constitute a quorum for the transaction of business, even though there may be one or more vacancies on the Board of Directors. All actions taken by the Board of Directors shall require a majority of the votes of the directors present at any meeting at which there is a quorum, provided that such majority must include the votes of directors who have been elected by the holders of two (2) or more different classes of Common Stock voting as separate classes. In the event that not all the Class A, B and C Directors are present at a meeting, action requiring a vote of the directors may be taken only on those matters identified on the meeting agenda distributed to the directors at least five days in advance of the meeting. If a quorum shall not be present at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

	Section 6.	A director may be removed in the manner set forth in
the Certificate of Incorporation.

	Section 7.	No compensation shall be paid to the directors, but
their reasonable and necessary expenses shall be reimbursed by the Corporation.


	Section 8.	If all the directors consent in writing to any action,
such action shall be as valid as though it had been authorized by a meeting of the Board of Directors.

	Section 9.	At the first meeting of the Board of Directors
following each annual meeting of shareholders, the Board of Directors shall appoint, from its membership, a Chairman and a Vice Chairman. Annually the position of Vice Chairman shall alternate between the Class A Director and Class B Director.

	Section 10.	Notwithstanding any provisions in these By-Laws to the
contrary, any action taken by the Board of Directors or any committee of the Board shall require an affirmative vote of directors who have been elected by the holders of two (2) or more different classes of Common
Stock voting as separate classes.


				ARTICLE IV

				THE OFFICERS


	Section 1.	The officers of this Corporation shall consist of a
President who shall also be the Chief Executive Officer, one or more
Vice Presidents, a Secretary and a Treasurer, all of whom shall be appointed by the Board of Directors and shall serve at the pleasure of the Board. In addition, the Board of Directors may elect such Assistant Secretaries, Assistant Treasurers and other officers and agents as they may deem proper or advisable with such terms of office, powers and duties as shall be determined from time to time by the Board. Any one person, except the President, may hold two or more offices.

	Section 2.	At its first meeting after each annual meeting of the
shareholders, the Board of Directors shall appoint the officers of the Corporation. The Fourth Director shall be appointed the President and Chief Executive Officer of the Corporation. Any officer appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, or if any new office shall be created, the vacancy may be filled by the Board of Directors.

	Section 3.	The Chairman of the Board, and in his absence the Vice
Chairman of the Board, shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and they shall perform such other duties as the Board of Directors shall from time to time prescribe.


	Section 4.	The President shall be the Chief Executive Officer of
the Corporation, shall have general supervision of the business and affairs of the Corporation, and shall perform whatever other duties the Board of Directors may from time to time prescribe, provided all actions taken by the President and Chief Executive Officer shall be in accordance with policies approved by the Board of Directors.

	Section 5.	A Vice President shall, in the absence or disability
of the President, perform the duties and exercise the powers of President. A Vice President also shall perform whatever duties and have whatever powers the President or Board of Directors may from time to time assign.

	Section 6.	The Secretary shall attend all meetings of the
directors or the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings. The Secretary shall give, or cause to be given, notice of all meetings of the directors or of the shareholders and shall perform whatever additional duties the Board of Directors and President may from time to time prescribe. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

	Section 7.	The Treasurer shall have custody of corporate funds.
He shall keep full and accurate accounts of receipts and disbursements and shall, in general, perform all duties incident to the office of Treasurer and such other duties as may from time to time be prescribed by the Board of Directors.

	Section 8.	Assistant Secretaries and Assistant Treasurers, if
appointed by the Board of Directors, shall exercise such powers and duties and perform such functions as the Board of Directors shall assign to them from time to time.

	Section 9.	 Contracts, documents and instruments shall be
executed by the President or a Vice President unless the Board of Directors shall designate another procedure for their execution.

	Section 10.	Whenever an officer is absent or whenever for any
reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

	Section 11.	The salaries, if any, of all officers of the
Corporation shall be set by the Board of Directors.



				ARTICLE V

		CERTIFICATES FOR STOCK AND THEIR TRANSFER


	Section 1.	The interest of each shareholder of the Corporation
shall be evidenced by a certificate for shares of Common Stock in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by the President or any Vice President and the Secretary.

	Section 2.	In accordance with the provisions in the Certificate
of Incorporation, shares of the Corporation shall only be transferred upon the surrender to the Corporation of the share certificates duly endorsed and accompanied by proper evidence of a transfer of an ownership interest in the Wolf Creek Generating Station Unit No. 1 pursuant to the Wolf Creek Station Ownership Agreement dated December
28, 1981, as the same may be amended from time to time. In that event, the surrendered certificates shall be canceled and new certificates issued to the person or entity entitled to them based on their respective ownership interests in the Wolf Creek Generating Station Unit
No. 1.

	Section 3.	In case of the loss or destruction of any certificate
of shares of the Corporation, a new certificate may be issued in lieu thereof under such regulations and conditions as the Board of Directors may from time to time prescribe.


				ARTICLE VI

				INSPECTION OF BOOKS

	A shareholder shall have the right to inspect books of the Corporation to the extent such right may be conferred by law, by these By-Laws, by the Certificate of Incorporation, or by resolution of the Board of Directors.


				ARTICLE VII

				CORPORATE SEAL

	The Corporate Seal of the Corporation shall have inscribed thereon the name of the Corporation and the words "Corporate Seal", "Delaware", and "1986". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.



				ARTICLE VIII

				WAIVER OF NOTICE

	Whenever by law or by the Certificate of Incorporation or by these By-Laws, any notice whatever is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


				ARTICLE IX

				FISCAL YEAR

	Section 1.	The fiscal year of the Corporation shall be the
calendar year.

	Section 2.	As soon as practical after the close of each fiscal
year, the Board of Directors shall cause a report of the business and affairs of the Corporation to be made to the shareholders.


				ARTICLE X

				AMENDMENTS

	The By-Laws of the Corporation may be amended, added to, rescinded or repealed at any meeting of shareholders by the unanimous vote of the shares of all classes of Common Stock voting together as one class if notice of such meeting is properly given.


				ARTICLE XI

				EMERGENCY PROVISIONS


	Section 1.	Notwithstanding any different provisions in the
preceding Articles of these By-Laws, the emergency By-Laws provided herein shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action.

	Section 2.	During any such emergency, a meeting of the Board of
Directors may be called by any director or, if necessary, by any officer who is not a director. The meeting shall be held at such time and place, within or without the State of Delaware, specified by the person calling the meeting and in the notice of the meeting which shall be given to such of the directors as it may be feasible at the time. Such advance notice shall be given as, in the judgment of the person calling the meeting, circumstances permit. Two (2) directors shall constitute a quorum for the transaction of business. To the extent required to constitute a quorum at the meeting, the officers present shall be deemed, in order of rank and within the same rank in order of seniority, directors for the meeting.

	Section 3.	To the extent not inconsistent with the foregoing
emergency provisions, the By-Laws of the Corporation shall remain in effect during any emergency, or until such time when a quorum of the Board of Directors becomes available for the transaction of business, at which time the emergency provisions of these By-Laws shall cease to be operative.


				ARTICLE XII

				INDEMNIFICATION


	The Corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware, as now in effect or as hereafter amended, any person who was or is or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or serves or served any other enterprise as such at the request of the Corporation. Such indemnification may, in the discretion of the Board of Directors of the Corporation, include advances of expenses incurred in defending any such action, suit or proceeding in advance of final disposition thereof, subject to the provisions of the General Corporation Law of the State of Delaware.

 	The foregoing right of indemnification shall not be deemed exclusive of any other rights to which such persons may be entitled apart from this Article XII. The foregoing right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.